Exhibit 1.1

EXECUTED VERSION

INVESCO FINANCE PLC

(a public limited company incorporated

under the laws of England and Wales)

$500,000,000

3.750% Senior Notes due 2026

PURCHASE AGREEMENT

Dated: October 8, 2015

INVESCO FINANCE PLC

(a public limited company incorporated

under the laws of England and Wales)

$500,000,000

3.750% Senior Notes due 2026

PURCHASE AGREEMENT

October 8, 2015

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Invesco Finance plc, a public limited company incorporated under the laws of England and Wales (the “Issuer”), confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Issuer, and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Issuer’s 3.750% Senior Notes due 2026 (the “Notes”). The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Invesco Ltd., a Bermuda exempted limited company (the “Guarantor”) pursuant to its guarantee of the Notes (the “Guarantee” and, together with the Notes, the “Securities”).

The Securities will be issued pursuant to an indenture, dated as of November 8, 2012 (the “Base Indenture”), among the Issuer, the Guarantor, the other parties named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) as amended and supplemented by the Fourth Supplemental Indenture to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Time (as defined in Section 2 below) (the “DTC Agreement”), among the Issuer, the Trustee and the Depositary.

The Issuer and the Guarantor understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Issuer and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-207337), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Issuer and the Guarantor will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the General Disclosure Package (as defined below) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuer and the Guarantor. The Issuer and the Guarantor, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Issuer, the Guarantor or any person acting on behalf of any of the foregoing (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, each of the Issuer and the Guarantor was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes and the Guarantee, since their registration on the Registration Statement, have been and remain eligible for registration by the Issuer and the Guarantor, as the case may be, on a Rule 405 “automatic shelf registration statement” as the Guarantor meets the requirements of section 1(i)(A) and sections 1(iii) through 1(v), inclusive, of the definition of “well-known seasoned issuer” in Rule 405 and the Issuer meets the requirements of Section 1(ii)(A) and (C) and sections 1(iii) through 1(v), inclusive, of the definition of “well-known seasoned issuer” in Rule 405. Neither of the Issuer nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Issuer, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, neither the Issuer nor the Guarantor was or is an “ineligible issuer,” as defined in Rule 405.

(ii) The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on October 8, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer and the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Issuer, the Guarantor or any person acting on behalf of any of the foregoing (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and any other free writing prospectus that the parties hereto shall hereafter expressly agree to in writing, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:05 p.m. (Eastern time) on October 8, 2015 or such other time as agreed by the Issuer, the Guarantor and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Issuer or the Guarantor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s and the Guarantor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a bona fide electronic road show), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

In addition, the Issuer and the Guarantor have not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor as described in Section 6(b) hereof.

(iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(v) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the common shares, par value $0.20 per share, of the Guarantor in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its share capital.

(vi) Each subsidiary of the Guarantor required to be registered under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) is, and upon consummation of the transactions contemplated herein, will be, duly registered as an investment adviser with the Commission under the Investment

Advisers Act, and in each jurisdiction where the conduct of its business requires such registration, and such subsidiary is not prohibited from acting as an investment adviser or carrying on its business as now conducted or as contemplated in the General Disclosure Package and the Prospectus by any applicable laws, rules, regulations, orders, by-laws or similar requirements.

(vii) Neither the Guarantor nor any of its subsidiaries is, and neither the Guarantor nor any of its subsidiaries, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”), without taking account of any exemption arising out of the number of holders of their respective securities.

(viii) (A) Consummation of the transactions contemplated by this Agreement will not constitute an assignment, as defined in the Investment Advisers Act or the Investment Company Act, such that any investment advisory agreements of the Guarantor or any of its subsidiaries would be automatically terminated; nor will consummation of such transactions materially adversely affect the ability of the Guarantor or any of its subsidiaries to conduct its business as described in the General Disclosure Package and the Prospectus, including, but not limited to, the rendering of investment advisory services to clients, all of its mutual funds, money market funds and closed-end funds, whether or not such funds are registered under the Investment Company Act, and the rendering of distribution services to any such entities; and (B) each investment company or account for which the Guarantor or any of its subsidiaries was the sponsoring entity and acts as investment advisor and, to the Guarantor’s knowledge, each other investment company or account for which the Guarantor or any of its subsidiaries acts as investment advisor, in each case, which is required to be registered with the Commission as an investment company under the Investment Company Act, is, and upon consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act.

(ix) Each subsidiary of the Guarantor required to be registered as a broker-dealer with the Commission under the 1934 Act is, and upon consummation of the transactions contemplated hereby will be, duly registered as a broker-dealer with the Commission under the 1934 Act, and such subsidiary is not prohibited from acting as a broker-dealer or carrying on its business as now conducted or as contemplated in the General Disclosure Package and the Prospectus by any applicable laws, rules, regulations, orders, by-laws or similar requirements.

(x) The Guarantor is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(xi) Neither the Guarantor nor the Issuer has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuer or the Guarantor (except as contemplated by this Agreement) within one year prior to the date of this Agreement.

(xii) Neither the Guarantor nor the Issuer has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Guarantor or the Issuer to facilitate the sale or resale of the Securities.

(xiii) (A) The Guarantor has been duly incorporated and is validly existing as an exempted limited company under the laws of Bermuda, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

(B) The Issuer has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales, with full corporate power and authority to own its assets and to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

(C) Each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Guarantor has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

(D) Each of the Guarantor, the Issuer, and the Significant Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the performance of this Agreement, the Indenture or the issuance and sale of the Securities.

(xiv) All the outstanding shares of capital stock of the Issuer and each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Issuer and each Significant Subsidiary are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(xv) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(xvi) The Base Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantor and constitutes a valid and binding agreement of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Supplemental Indenture has been duly authorized and, at the Closing Time, will have been duly executed and delivered by the Issuer and the Guarantor and will constitute a valid and binding agreement of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture has been duly qualified under the Trust Indenture Act.

(xvii) The Notes to be purchased by the Underwriters from the Issuer are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xviii) The Guarantee to be purchased by the Underwriters from the Guarantor is in the form contemplated by the Indenture, has been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Guarantor and, when the Notes have been validly issued and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xix) The Notes, the Guarantee and the Indenture conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(xx) The statements in the General Disclosure Package and the Prospectus under the headings “Description of the Notes,” “Description of Debt Securities” and “Tax Considerations” fairly summarize the matters therein described.

(xxi) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, or the issue and sale of the Securities, except as such have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the blue sky laws of any jurisdiction or from the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein, in the General Disclosure Package and in the Prospectus.

(xxii) Neither the execution and delivery of this Agreement or the Indenture, nor the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or Repayment Event (as defined below) under or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, (A) the charter or by-laws (or similar organizational documents) of the Guarantor or any of its subsidiaries; (B) the terms of any (1) indenture, mortgage, deed of trust, note agreement or loan agreement or (2) lease, contract or other agreement, obligation, condition, covenant or instrument, in each case, to which the Guarantor or any of its subsidiaries is a party or bound or to which its or their property is subject, except in the case of clause (2), such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the performance of this Agreement or the Indenture or the issuance and sale of the Securities or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, whether domestic or foreign, having jurisdiction over the Guarantor or any of its subsidiaries or any of its properties. As used herein “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of its subsidiaries.

(xxiii) The consolidated historical financial statements and schedules of the Guarantor and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Guarantor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiv) No action, suit, proceeding, inquiry or investigation by or before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving or affecting the Guarantor or any of its subsidiaries or its property is pending or, to the best knowledge of the Issuer and the Guarantor, threatened that, individually or in the aggregate, (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, the issuance and sale of the Securities or the consummation of any of the transactions contemplated hereby; or (B) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxv) Each of the Guarantor and its subsidiaries owns or leases all such properties and assets as are necessary to the conduct of their operations as presently conducted.

(xxvi) Neither the Guarantor nor any of its subsidiaries is in violation or default of (A) any provision of its charter or bylaws (or similar organizational documents); (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Guarantor or any of its subsidiaries is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Guarantor or such subsidiaries or any of their properties, as applicable, except, in the cases of clause (B) and (C), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(xxvii) PricewaterhouseCoopers LLP, who have reviewed certain financial statements of the Guarantor and its consolidated subsidiaries, are, and Ernst & Young LLP, when serving as the Guarantor’s auditors, were, in each case, independent public accountants with respect to the Guarantor as required by the 1933 Act and the 1933 Act Regulations.

(xxviii) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges payable by or on behalf of the Underwriters in the United Kingdom or Bermuda in connection with the execution and delivery of this Agreement, the Indenture or the Securities, the issuance or sale by the Issuer and the Guarantor of the Securities to the Underwriters in the manner contemplated by this Agreement, the initial resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities.

(xxix) The Guarantor and the Issuer have each filed all foreign, Federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Prospectus, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such taxes, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxx) No labor problem or dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Issuer and the Guarantor, is imminent, and the Issuer and the Guarantor are not aware of any existing or imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, that may reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxxi) The Guarantor and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Guarantor or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Guarantor nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxxii) No subsidiary of the Issuer or the Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Issuer or the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer or the Guarantor loans or advances to such subsidiary from the Issuer or the Guarantor or from transferring any of such subsidiary’s property or assets to the Issuer or the Guarantor or any other subsidiary of the Guarantor, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxxiii) The Guarantor and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses now operated by them except for licenses, certificates, permits and other authorizations the failure to possess which would not be reasonably likely to have a Material Adverse Effect and neither the Guarantor nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.

(xxxiv) (A) It is not necessary under the laws of England and Wales or any political subdivision thereof or authority or agency therein in order to enable a holder of Securities or an owner of any interest therein to enforce rights under the Securities that it should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in England and

Wales or any political subdivision thereof or authority or agency therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture or the Securities in England and Wales or any political subdivision thereof or authority or agency thereon that any of them, until proceedings are brought in an action in an English court, be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of, England or Wales or any political subdivision thereof.

(B) It is not necessary under the laws of Bermuda or any political subdivision thereof or authority or agency therein in order to enable a holder of Securities or an owner of any interest therein to enforce rights under the Securities that it should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in Bermuda or any political subdivision thereof or authority or agency therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture or the Securities in Bermuda or any political subdivision thereof or authority or agency thereon that any of them, until proceedings are brought in an action in a Bermuda court, be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of, Bermuda or any political subdivision thereof.

(xxxv) (A) It is expected that the courts in England and Wales will enforce any final and conclusive judgment for a definite sum against the Issuer or the Guarantor obtained in a state or Federal court in The City of New York, New York arising out of or in relation to the obligations of the Issuer or the Guarantor under this Agreement, the Indenture or the Securities.

(B) It is expected that the courts of Bermuda will enforce any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes, or other charges of like nature, in respect of a fine or other penalty or in respect of multiple damages as defined in the Protection of Trading Interests Act 1981 of Bermuda), against the Issuer or the Guarantor obtained in a State or Federal court in the city of New York, New York arising out of or in relation to the obligations of the Issuer or the Guarantor under this Agreement, the Indenture or the Securities.

(xxxvi) The Guarantor and its subsidiaries own, possess, license, have other rights to use or can acquire, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for, and material to, the conduct of the Guarantor’s and its subsidiaries’ business as now conducted, taken as a whole, and (A) neither the Guarantor nor any of its subsidiaries has received any notice or is otherwise aware of any rights of third parties to any such Intellectual Property or any material infringement by third parties of any such Intellectual Property that would render any such Intellectual Property invalid or inadequate to protect the interest of the Guarantor and its subsidiaries therein; (B) there is no pending or, to the Issuer’s and the Guarantor’s knowledge, threatened action, suit, proceeding or claim by others challenging the Guarantor’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Issuer and the Guarantor are unaware of any facts which would form a reasonable basis for any such claim; (C) to the Issuer’s and the Guarantor’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer and the Guarantor are unaware of any facts which would form a reasonable basis for any such claim; and (D) there is no pending or, to the Issuer’s and the Guarantor’s knowledge, threatened, action, suit, proceeding or claim by others that the Guarantor or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer and the Guarantor are unaware of any other fact which would form a reasonable basis for any such claim which, in the case of clauses (A), (B), (C) or (D), infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect. To the Issuer’s and the Guarantor’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the General Disclosure Package and the Prospectus as being owned by or licensed to the Guarantor or any subsidiary or that interferes with the issued or pending claims of any such Intellectual Property, and there is no prior act of which the Issuer or the Guarantor is aware that may render any U.S. patent held by the Guarantor or any of its subsidiaries invalid or any U.S. patent application held by the Guarantor or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(xxxvii) The Guarantor and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (1) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (2) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(xxxviii) The Guarantor and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Guarantor in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Guarantor’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxix) There is and has been no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xl) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Issuer and the Guarantor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (the “Bribery Act”) or (iii) similar law of any other relevant jurisdiction, or the rules or regulations thereunder; the Guarantor, its subsidiaries and, to the knowledge of the Issuer and the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and no part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or Bribery Act, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xli) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer and the Guarantor, threatened.

(xlii) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Issuer and the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, a person or entity that is currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authorities (collectively, “Sanctions”) or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Issuer and the Guarantor will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of Sanctions or in any other manner that would cause any person or entity (including any person or entity participating in the offering, whether as underwriter, advisor, investor or otherwise) to violate any Sanctions.

(xliii) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from the Guarantor’s records or from third-party sources, and in either case, which the Issuer and the Guarantor believe to be reliable and accurate, and, if required, the Issuer and the Guarantor have obtained the written consent to the use of such data from any third-party sources.

(xliv) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither of the Issuer nor the Guarantor is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xlv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of each jurisdiction in which the Issuer or the Guarantor is incorporated, engaged in business (directly or indirectly), resident for tax purposes or generally subject to tax on a net income basis or any political subdivision or taxing authority thereof or therein, including without limitation the United Kingdom or any political subdivision or taxing authority of or in the United Kingdom (each, a “Relevant Jurisdiction” and collectively, the “Relevant Jurisdictions”), all interest, principal, premium, if any, and other payments due or made on the Notes or the Guarantee may be paid by the Issuer or the Guarantor to the holders and beneficial owners thereof in U.S. dollars that may be freely transferred out of each of the Relevant Jurisdictions and all such payments made to holders and beneficial owners thereof who are not citizens or residents of a Relevant Jurisdiction and do not have a branch or fixed place of business in a Relevant Jurisdiction will not be subject to income, withholding or other taxes under laws and regulations of such Relevant Jurisdiction and will otherwise be free and clear of any other tax, duty, withholding or deduction in such Relevant Jurisdiction and without the necessity of obtaining any governmental authorization in such Relevant Jurisdiction.

(xlvi) Neither the Issuer nor the Guarantor, and none of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated, organized or formed or in which any of its property or assets are held.

(xlvii) Each of the Issuer and the Guarantor has the power to submit and, pursuant to this Agreement, will legally, validly, effectively and irrevocably submit to the jurisdiction of any of the courts of the State of New York, in connection with any suit, action or proceeding arising out of or relating to this Agreement, and has the power to designate, appoint and empower and, pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit, action or proceeding, as provided herein, as soon as practicable from the date hereof, but in no event later than the Closing Time.

(xlviii) The Issuer and the Guarantor have not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Conduct Authority under the Financial Services and Markets Act 2000.

(xlix) The Notes will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Issuer, and the Guarantee will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Guarantor.

(b) Officer’s Certificates. Any certificate signed by any officer of the Guarantor or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer and the Guarantor to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer and the Guarantor agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer and the Guarantor, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter at a purchase price of 99.092% of the principal amount of the Securities, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, payable at the Closing Time.

(b) Payment. Payment of the purchase price for the Securities and delivery of certificates for the Securities in global form shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives, the Issuer and the Guarantor, at 9:00 A.M. (Eastern time) on October 14, 2015 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Issuer and the Guarantor (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. Certificates for the Notes in global form shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Notes in global form will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Issuer and the Guarantor. Each of the Issuer and the Guarantor, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Issuer and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Issuer or the Guarantor becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Issuer and the Guarantor will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Issuer and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer and the Guarantor shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Issuer and the Guarantor will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Issuer and the Guarantor will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Issuer and the Guarantor have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Issuer and the Guarantor will give the Representatives notice of their intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Issuer and the Guarantor have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Issuer and the Guarantor have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuer and the Guarantor hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Issuer and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Issuer and the Guarantor will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer and the Guarantor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuer and the Guarantor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Issuer and the Guarantor will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Issuer and the Guarantor will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Issuer and the Guarantor will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Issuer and the Guarantor will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Issuer and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Issuer and the Guarantor will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Issuer and the Guarantor shall use their best efforts to obtain and subsequently maintain the listing of the Notes on the New York Stock Exchange.

(j) Depositary. The Issuer and the Guarantor will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending at the Closing Time, the Guarantor will not, and will not permit any of its subsidiaries to, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the 1933 Act in respect of, any debt securities of the Guarantor or any of its subsidiaries similar to the Notes or any securities exchangeable for or convertible into debt securities of the Guarantor or any of its subsidiaries similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

(l) Final Term Sheet. The Issuer and the Guarantor will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(m) Reporting Requirements. The Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n) Issuer Free Writing Prospectuses. The Issuer and the Guarantor represent and agree, jointly and severally, that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer, the Guarantor and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Issuer, the Guarantor and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(o) Taxes. All amounts payable hereunder by the Issuer and the Guarantor to each of the Underwriters hereunder (including any underwriting discount) shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any Relevant Jurisdiction, excluding with respect to an Underwriter any taxes imposed on a net income basis or any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by reason of such Underwriter having a present or former connection with a Relevant Jurisdiction (including being a resident, incorporated or carrying on a business or maintaining a permanent establishment in, or having an office in a Relevant Jurisdiction) other than such Underwriter’s participation as an Underwriter hereunder (all such non-excluded taxes, “Foreign Taxes”). If the Issuer and the Guarantor are prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

(p) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuer or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuer and the Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Issuer and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuer or the Guarantor have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

SECTION 4. Payment of Expenses. (a) Expenses. The Issuer and the Guarantor, jointly and severally, will pay all customary and reasonable expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, the DTC Agreement, the Notes and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) all expenses incident to the issuance and delivery of the Securities, including any issue or transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities, (iv) the fees and disbursements of the Issuer’s and the Guarantor’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Securities, (ix) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (x) any fees payable in connection with the rating of the Securities with the rating agencies, (xi) the costs and expenses of the Issuer and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuer and the Guarantor and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xii) the fees and expenses (including reasonable fees and expenses of counsel) incurred in connection with the approval of the Securities by the Depositary for “book-entry” transfer, (xiii) all fees and expenses related to listing the Securities on the New York Stock Exchange and (xiv) all necessary transfer, documentary, stamp, issuance, registration or transaction taxes, duties or charges or other similar taxes, fees or charges required to be paid by the Issuer, the Guarantor or the Underwriters in connection with the execution and delivery of this Agreement, the Indenture, the Notes and the Guarantee and in connection with the issuance and sale of the Securities by the Issuer and the Guarantor to the Underwriters or the sale of the Securities by the Underwriters to the purchasers of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Issuer and the Guarantor, jointly and severally, shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Guarantor or any subsidiary of the Guarantor delivered pursuant to the provisions hereof, to the performance by the Issuer and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Issuer and the Guarantor shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Counsel for Guarantor. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of:

(i) Alston & Bird LLP, U.S. counsel for the Issuer and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request;

(ii) Appleby (Bermuda) Limited, Bermuda counsel for the Issuer and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request;

(iii) Linklaters LLP, UK counsel for the Issuer and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(iv) Kevin M. Carome, General Counsel for the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor and its subsidiaries and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Guarantor (on behalf of the Issuer and the Guarantor) and of the chief financial or chief accounting officer of the Guarantor (on behalf of the Issuer and the Guarantor), dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Issuer and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any securities issued or guaranteed by the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) No Objection. If the Registration Statement and/or the offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuer and the Guarantor at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Issuer and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto), or any Company Additional Written Communication, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Guarantor;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Company Additional Written Communication, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b).

(b) Indemnification of Issuer, Guarantor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Issuer, the Guarantor, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Issuer and the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Company Additional Written Communication, in reliance upon and in conformity with written information furnished to the Issuer and the Guarantor by such Underwriter through the Representatives expressly for use therein. The Issuer and the Guarantor acknowledge that the only information that the Underwriters have furnished expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Company Additional Written Communication, are the statements set forth in the first paragraph under the heading “Commissions and Discounts” in the “Underwriting” section of the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the Guarantor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and each director of a Guarantor, each officer of the Guarantor who signed the Registration Statement and each person, if any, who controls the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Guarantor. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Guarantor or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Issuer or the Guarantor and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Issuer and the Guarantor, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Market or the NYSE MKT market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York or Bermudan authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Issuer and the Guarantor shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Issuer and the Guarantor (and each employee, representative or other agent of the Issuer and the Guarantor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Grade Syndicate Desk, with a copy to the Legal Department; and notices to the Guarantor shall be directed to it at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, attention of Kevin M. Carome, General Counsel.

SECTION 13. No Advisory or Fiduciary Relationship. The Issuer and the Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Guarantor, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer or the Guarantor, or any of their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Guarantor on other matters) and no Underwriter has any obligation to the Issuer or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Guarantor, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Issuer and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuer and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuer and the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Issuer and the Guarantor (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency on the business day preceding that on which final judgment is given. The obligations of the Issuer and the Guarantor in respect of any sum due from them to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Issuer and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Issuer and the Guarantor (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Issuer and the Guarantor in accordance with its terms.

Very truly yours,

INVESCO FINANCE PLC

By	/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Director

INVESCO LTD.

By	/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Assistant Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MORGAN STANLEY & CO. LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED CITIGROUP GLOBAL MARKETS INC.

For themselves and as Representatives of the several Underwriters named in the attached Schedule A

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Matthew Basler
Name: Matthew Basler
Title: Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden Jr.
Name: Jack D. McSpadden Jr.
Title: Managing Director

Schedule A

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
Morgan Stanley & Co. LLC	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000,000
Citigroup Global Markets Inc.	125,000,000
BNY Mellon Capital Markets, LLC	14,286,000
CIBC World Markets Corp.	14,286,000
HSBC Securities (USA) Inc.	14,286,000
J.P. Morgan Securities LLC	14,286,000
Mitsubishi UFJ Securities (USA), Inc.	14,286,000
TD Securities (USA) LLC	14,285,000
Wells Fargo Securities, LLC	14,285,000

$500,000,000

Schedule B

Issuer General Use Free Writing Prospectus

Final Term Sheet dated October 8, 2015.

Schedule C

Company Additional Written Communication

Electronic roadshow related to the offering of the Securities dated October 8, 2015.

Exhibit A

Form of Final Term Sheet

Invesco Finance plc

3.750% Senior Notes due 2026

October 8, 2015

Issuer:	Invesco Finance plc

Guarantor:	Invesco Ltd.

Expected Ratings/Outlook:

Title of the Series:	3.750% Senior Notes due 2026

Size:	$500,000,000 aggregate principal amount

Trade Date:	October 8, 2015

Settlement Date:	October 14, 2015 (T+3)

Maturity:	January 15, 2026

Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000

Coupon (Interest Rate):	3.750%

Benchmark Treasury:	2.000% due August 15, 2025

Benchmark Treasury Price and Yield:	99-09+ / 2.079%

Spread to Benchmark Treasury:	T+170 bps

Yield to Maturity:	3.779%

Price to Public:	99.742%

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2016 (long first coupon), subject to following business day convention

Redemption Provision:	T+25 bps

Joint Bookrunners:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC CIBC World Markets Corp. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Mitsubishi UFJ Securities (USA), Inc. TD Securities (USA) LLC Wells Fargo Securities, LLC

CUSIP:	46132F AD2

ISIN:	US46132FAD24

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. can arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649, calling or e-mailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or dg.prospectus_requests@baml.com or calling Citigroup Global Markets Inc. at 1-800-831-9146.

Exhibit B

Opinion of U.S. Counsel to the Issuer and the Guarantor

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

[•]

New York, New York [•]

Ladies and Gentlemen:

We are acting as United States counsel to Invesco Finance PLC, a public limited company incorporated under the laws of England and Wales (the “Issuer”), and Invesco Ltd., a Bermuda exempted limited company incorporated under the laws of Bermuda (the “Guarantor”).

This opinion letter is furnished to you pursuant to Section 5(b)(i) of the Purchase Agreement, dated October [•], 2015 (the “Purchase Agreement”), among the Issuer, the Guarantor and you (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of $[•] aggregate principal amount of the Issuer’s [•]% Senior Notes due 20[•](the “Notes”) and the sale by the Guarantor to the Underwriters of its guarantee of the Notes (the “Guarantee” and, together with the Notes, the “Securities”). Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

We have examined the Purchase Agreement and the automatic shelf registration statement on Form S-3 (No. [•]) (including any amendments thereto, the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed to be a part thereof or included therein), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations (the “1933 Act Regulations”) of the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), covering the registration of the Securities under the 1933 Act (the “Registration Statement”), the Prospectus and the General Disclosure Package.

We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, certificates and instruments (collectively the “Ancillary Documents”) as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have relied as to factual matters upon the representations, warranties and other statements as to factual matters made in the Purchase Agreement and the Ancillary Documents.

In our examination, we have assumed, without any independent verification: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, telefacsimile, photostatic or electronic copies, (v) the due authorization, execution and delivery of the Purchase Agreement, the Indenture and the Securities by the parties thereto, and (vi) that all parties to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization (other than laws of jurisdictions that are Opining Jurisdictions) to execute, deliver and perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder.

With respect to the matters set forth in the paragraphs numbered 9, 15 and 18, the words “to our knowledge” refer to the current awareness by lawyers in the “primary lawyer group” of factual matters that such lawyers recognize as being relevant to the opinion or statement so qualified. The term “primary lawyer group” means those lawyers who provided substantial legal services to the Issuer and the Guarantor in connection with the transactions contemplated by the Purchase Agreement, including but not limited to the preparation of the Registration Statement, Prospectus and the General Disclosure Package, and those lawyers who devote substantive attention to the legal affairs of the Issuer and the Guarantor in substantive areas of the law that, in our judgment, are reasonably likely to bear upon the opinions or other statements expressed herein (including, for the avoidance of doubt, those lawyers that regularly advise the Issuer and the Guarantor on matters relating to U.S. federal securities laws). Although nothing has come to our attention that causes us to question the accuracy of the factual information known to us, we have not, except to the extent expressly set forth herein, undertaken any independent review or investigation to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Issuer and the Guarantor.

Based on the foregoing, it is our opinion that:

1. The Purchase Agreement has been duly executed and delivered by each of the Issuer and the Guarantor.

2. The Indenture has been duly executed and delivered by each of the Issuer and the Guarantor.

3. The Indenture constitutes the valid and binding obligation of each of the Issuer and the Guarantor, enforceable against each of the Issuer and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

4. The Notes have been duly executed and delivered by the Issuer and constitute the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

5. The Guarantee of the Guarantor has been duly executed and delivered by the Guarantor.

6. The Guarantee of the Guarantor constitutes the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

7. The Indenture has been duly qualified under the Trust Indenture Act of 1939.

8. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Purchase Agreement or the Indenture or the issuance and sale of the Securities, except as may be required under the blue sky or securities laws or as have been obtained.

9. To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, whether domestic or foreign, involving the Guarantor or any of its subsidiaries or its or their property that is not adequately disclosed in the General Disclosure Package and the Prospectus, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the performance of the Purchase Agreement or the Indenture or the issuance and sale of the Securities or the consummation of any of the transactions contemplated by the Purchase Agreement or the Indenture.

10. Neither the execution and delivery of the Purchase Agreement and the Indenture by the Issuer and the Guarantor, nor the issue and sale of the Notes by the Issuer or the issue and sale of the Guarantee by the Guarantor, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of or Repayment Event or imposition of any lien, charge or encumbrance upon any property or asset of the Guarantor or its subsidiaries pursuant to (A) the Memorandum of Association or by-laws of the Guarantor; (B) any statute, law, rule or regulation or any judgment, order or decree known to us to be applicable to the Guarantor or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its respective subsidiaries or any of their respective properties, except in the case of clause (B) above for violations that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the performance of the Purchase Agreement or the Indenture or the issuance and sale of the Securities.

11. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

12. Neither the Guarantor nor any of its subsidiaries are, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries will be, an “investment company” as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Guarantor’s securities.

13. The statements in each of the General Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

14. The statements in each of the General Disclosure Package and the Prospectus under the caption “Tax Considerations,” insofar as such statements constitute a summary of U.S. tax matters, fairly present and summarize, in all material respects, the matters referred to therein.

15. The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or notice objecting to its use has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

16. The Registration Statement, including without limitation the Rule 430B

Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

17. The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

18. To our knowledge, after consultation with the members of the firm that regularly advise the Guarantor on matters of U.S. federal securities laws, there are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

19. The submission of the Issuer and the Guarantor to the nonexclusive jurisdiction of the State and Federal courts located in The City of New York, New York and the appointment of CT Corporation System as their authorized agent for the purpose described in Section 17 of the Purchase Agreement are legal, valid and binding under the laws of the State of New York; and service of process in the manner set forth in Section 17 of the Purchase Agreement is effective under the laws of the State of New York to confer valid personal jurisdiction over each of the Issuer and the Guarantor.

We have participated in conferences with officers and other representatives of the Issuer and the Guarantor, representatives of the independent public accountants of the Guarantor, and representatives of and counsel for the Underwriters at which the contents of the Registration Statement, the General Disclosure Package, the Original Registration Statement and the Prospectus were discussed. Nothing has come to our attention that would lead us to believe that the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Original Registration Statement or any such amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the date of the Prospectus or as of the date of any such amendment or supplement or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

Our opinions set forth above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America specifically referred to herein (the “Opining Jurisdictions”). Insofar as the laws of Bermuda or the United Kingdom relate to our opinions above, we have relied, without any independent investigation, solely on the opinions of Appleby, Bermuda counsel to the Guarantor, and Linklaters, United Kingdom counsel to the Issuer. This opinion letter is provided to you solely in connection with the transactions contemplated by the Purchase Agreement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The Bank of New York Mellon, as Trustee, may rely on this opinion. The only opinions rendered by us consist of those matters set forth in the paragraphs numbered 1 through 19 hereof, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Exhibit C

Opinion of Bermuda Counsel to the Issuer and the Guarantor

1.1	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

1.2	The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements and to take all action as may be necessary to complete the transactions contemplated thereby.

1.3	The execution, delivery and performance by the Company of the Subject Agreements to which it is a party and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

1.4	The Subject Agreements have been duly executed by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

1.5	No consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company or the Issuer in connection with the execution, delivery or performance by the Company, the Issuer and each of the Subject Agreements or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company and the Issuer of the Subject Agreements.

1.6	The execution, delivery and performance by the Company and the Issuer of the Subject Agreements and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

1.7	The transactions contemplated by the Subject Agreements are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Subject Agreements.

1.8	The financial obligations of the Company under the Subject Agreements rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.	Bermuda ¡ British Virgin Islands ¡ Cayman Islands ¡ Guernsey ¡ Hong Kong ¡ Isle of Man ¡ Jersey ¡ London ¡ Mauritius ¡ Seychelles ¡ Shanghai ¡ Zurich

1.9	The choice of the laws of the State of New York as the proper law to govern the Subject Agreements is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Subject Agreements in proceedings brought before them in relation to the Subject Agreements, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law (and, as at the date of this opinion, we are not aware of any reason why such recognition would be contrary to public policy as that term is understood under Bermuda law).

1.10	The submission by the Company to the jurisdiction of the New York Courts pursuant to the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the New York Courts, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

1.11	A final and conclusive judgment of a competent foreign court against the Company based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the New York Courts) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

1.11.1	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

1.11.2	the judgment is not contrary to public policy in Bermuda (and, as a matter of principle but without reference to any particular factual situation, we are not aware of any reason why a judgment relating to the obligations of the Company under the Subject Agreements would be contrary to such public policy as at the date of this opinion), has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

1.12	The appointment by the Company of CT Corporation System as agent for the receipt of any service of process in respect of the New York Courts in connection with any matter arising out of or in connection with the Subject Agreements is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment. If service of process is valid and effective under the laws of the State of New York, service of proceedings in the New York Courts relating to the Subject Agreements upon CT Corporation System in the manner referred to in the Purchase Agreement will be effective service upon the Company for the purposes of Bermuda law.

1.13	Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements.

1.14	Based solely upon the Company Search and the Litigation Search:

1.14.1	no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against the Company; and

1.14.2	no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

1.15	None of the Underwriters will be required solely by reason of the execution and delivery of the Subject Agreements to qualify to do business in Bermuda. Save as otherwise provided in this opinion, the Underwriters will not be required to make any filing with any Court or other judicial or administrative body in or of Bermuda for enforcement of, or in order to carry out the transactions contemplated by the Subject Agreements or to avail itself of the remedies provided thereby.

1.16	The Underwriters will not be deemed to be resident or domiciled in Bermuda by reason only of the execution, delivery, performance and/or enforcement of the Subject Agreements to which they are a party.

Exhibit D

Opinion of U.K. Counsel to the Issuer

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To:     Morgan Stanley & Co. LLC
and the other Managers parties
to the Purchase Agreement referred to below
(the “Managers”)

c/o      Morgan Stanley & Co. LLC
1585 Broadway
New York
New York 10036

and     The Bank of New York Mellon, as trustee
(the “Trustee”)
c/o The Bank of New York Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta
Georgia 30338

[•] October 2015

Dear Sirs

Invesco Finance PLC (the “Issuer”) U.S.$[•][•] per cent. Senior Notes due [•] 202[•] and (the “Notes”) guaranteed by Invesco Ltd.

1	We have acted as English legal advisers to the Issuer in connection with the issue of the Notes and have taken instructions solely from the Issuer. We have not advised the Managers or the Trustee on the content of, or their specific position or rights in relation to, the Principal Agreements or assisted them in any way in relation to the negotiation of the Principal Agreements or in relation to any transaction for which the Principal Agreements may be relevant and we owe them no duty of care or other legal responsibility in that respect.

2	This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States, the laws of any State of the United States or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4	We have assumed that:

4.1	(except in the case of the Issuer) all relevant documents are within the capacity and powers of, and have been validly authorised by, each party

4.2	(in the case of each party) those documents have been or (in the case of the Notes) will be validly executed and delivered by the relevant party

4.3	the meeting of the Board of Directors of the Issuer held on 1 July 2015 (in respect of which a copy of the Minutes has been supplied to us) was duly convened and constituted, a quorum was present and acting throughout and the resolutions referred to in the Minutes were duly and validly passed and have not been amended, modified or rescinded

4.4	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law

4.5	the Managers have complied with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any applicable secondary legislation made under it with respect to anything done by them in relation to the Notes in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity) and 21 (financial promotion))

4.6	the Notes do not carry any right (i) to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the relevant capital or (ii) on repayment to an amount which exceeds the nominal amount of the capital and which is not reasonably comparable with what is generally repayable (in respect of a similar amount of nominal capital) under the terms of issue of other loan capital admitted to the Official List of the United Kingdom Listing Authority.

5	References in this opinion to:

5.1	the “Principal Agreements” are to the Purchase Agreement and the Indenture

5.2	the “Notes” include the Global Certificate unless the context indicates otherwise

5.3	a “public offer” are to an offer of transferable securities to the public as defined in Section 102B of the FSMA.

6	Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraph 8 below and to any matters not disclosed to us, we are of the following opinion:

6.1	The Issuer is a company incorporated in England under the Companies Act 2006.

6.2	The Issuer has corporate power to enter into and to perform its obligations under the Principal Agreements and the Notes and has taken all necessary corporate action to authorise its execution, delivery and performance of the Principal Agreements and the Notes.

6.3	In any court proceedings taken in England for the enforcement of the provisions of the Principal Agreements or the Notes the choice of New York law as the governing law thereof will be recognised and upheld.

6.4	The submission to the jurisdiction of the New York Courts (as defined below) and appointment of an agent for the service of process contained in the Indenture and the Purchase Agreement are valid under English law as currently in force and under current practice of the English courts at the date hereof; and a final and conclusive judgment of any state or federal court in the City and State of New York (each a “New York Court” and together the “New York Courts”) in respect of any legal suit, action or proceeding brought to enforce any liability of the Issuer under the Principal Agreements (a “United States Judgment”) would be capable of being enforced by fresh proceedings in an English court against the Issuer without the necessity for a re-trial or re-examination of the matters thereby adjudicated unless:

(i)	the English court is not satisfied, in accordance with its own conflict of law principles, that the New York Court had jurisdiction over the Issuer (the English court will normally be so satisfied if the Issuer has freely submitted to the jurisdiction of the New York Court);

(ii)	the judgment is not for a specific sum of money;

(iii)	the judgment was not final and conclusive;

(iv)	the judgment was obtained by fraud or misrepresentation;

(v)	enforcement of the judgment would be contrary to English public policy or if the proceedings in which the judgment was obtained were contrary to natural justice; or

(vi)	the proceedings were of a revenue or penal nature; and

provided that:

(a)	execution of an English judgment based on a judgment of a New York Court may be stayed if the latter judgment is the subject of a pending appeal or the judgment debtor is entitled and intends to appeal against the judgment;

(b)	in any proceedings to enforce in an English court a foreign judgment (including a United States Judgment) it is open to the defendant to raise any counterclaim that he could have brought if the action had originally been brought in England unless the subject of the counterclaim was in issue and decided in the proceedings before the New York Court; and

(c)	by virtue of the Protection of Trading Interests Act 1980, a judgment for multiple damages will not be enforceable and under that Act, United Kingdom citizens and corporations and other persons carrying on business in the United Kingdom may recover sums paid under foreign judgments (including a United States Judgment) for multiple damages in excess of the compensation for the loss of the person in whose favour the foreign judgment was given.

6.5	Neither the execution, delivery and performance by the Issuer of the Principal Agreements, nor the creation or issue of Notes, will of itself (a) result in any violation of the Memorandum or Articles of Association of the Issuer or (b) any violation of any applicable mandatory provision of English law or regulation of general application binding on the Issuer.

6.6	No United Kingdom stamp duty or stamp duty reserve tax is payable in connection with the execution and delivery of the Principal Agreements or the issue or transfer of the Notes. In addition, the section in the Prospectus Supplement under the heading “United Kingdom Tax Consequences” was, at the date of the Prospectus Supplement and subject to the assumptions and qualifications set out in the Prospectus Supplement, a correct summary of the matters set out therein. We have not been asked to, and we do not, express (i) any other opinion as to such duties or taxes that will or may arise as a result of any other transaction effected in connection with the Notes or (ii) any opinion as to any other taxation (including Value Added Tax) which will or may arise as a result of any transaction effected in connection with the Notes.

6.7	There are no consents, approvals, authorisations, licences or orders required by the Issuer from any governmental or other regulatory agencies in the United Kingdom in connection with the issue and offering of the Notes and the performance by the Issuer of its obligations under the Principal Agreements and the Notes.

6.8	There are no registration, filing or similar formalities imposed in the United Kingdom or by English law on the Issuer or the Managers in relation to the issue or offering of the Notes or the performance by the Issuer of its obligations under them provided that, no public offer by the Issuer, any guarantor of the Issuer’s obligations under the Notes or the Managers (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

6.9	There will have been no contravention of the provisions of Section 21 of the FSMA provided that the contents of any communication within the scope of that section, made or caused to be made in the United Kingdom (or, in the case of a communication originating outside the United Kingdom, capable of having an effect in the United Kingdom) (within the meaning of that Act) were first approved by an authorised person for the purposes of that Act or the communication fell within one of the exceptions contained in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

7	This opinion is subject to the following:

7.1	It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Prospectus Supplement or the Registration Statement, or that no material facts have been omitted from it.

7.2	To the extent it relates to United Kingdom stamp duties any undertaking or indemnity given by the Issuer may be void under Section 117 of the Stamp Act 1891.

7.3	An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

7.4	The opinions contained in paragraphs 6.3 and 6.4 above shall not be construed as expressing or implying any opinion as to the enforceability of any provisions of the Notes or the Principal Agreements under English law or as to the availability of any remedy under English law. An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances—for example, if proceedings are brought elsewhere.

7.5	Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

7.6	This opinion is addressed to you solely for your benefit in connection with the issue of the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the issue of the Notes, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent. A copy of this opinion may be given to Alston & Bird LLP for the purposes of information only, since we understand that it wishes to know that an opinion has been given and to be made aware of its terms. However, we accept no responsibility or legal liability to any person other than the addressee set out on the first page of this opinion.

Yours faithfully

Linklaters LLP

Schedule

1	A copy of the Articles of Association of the Issuer.

2	A copy of the certificate of incorporation on re-registration of a private company as a public company in relation to the Issuer dated 5 November 2012.

3	A copy of the unanimous resolutions of the Board of Directors of the Issuer dated 1 July 2015.

4	Registration statement on Form S-3 dated 8 October 2015 (the “Registration Statement”), relating to the issue of the Notes.

5	Prospectus Supplement dated [•] October 2015 (the “Prospectus Supplement”), relating to the issue of the Notes.

6	Purchase Agreement dated [•] October 2015 (the “Purchase Agreement”) between the Issuer, Invesco Ltd and the Managers relating to the subscription and offering of the Notes.

7	Indenture dated 8 November 2012 between, amongst others, the Issuer and the Bank of New York Mellon (the “Base Indenture”) and the fourth supplemental indenture dated [•] October 2015 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

8	Global certificate (the “Global Certificate”) initially representing the Notes.

9	Copy of the Opinion dated [•] October 2015 of Alston & Bird LLP as to matters of New York, Georgia, Delaware and U.S. federal law.

Exhibit E

Opinion of General Counsel to the Guarantor

1.	To my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, whether domestic or foreign, involving the Company or any of its subsidiaries or its property that is not adequately disclosed in the General Disclosure Package and the Prospectus, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the performance of the Purchase Agreement and the Indenture or the issuance and sale of the Securities or the consummation of any of the transactions contemplated by the Purchase Agreement and the Indenture.

2	Neither the execution and delivery of the Purchase Agreement and the Indenture by the Issuer and the Company, nor the issue and sale of the Securities by the Issuer and the Company, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of or Repayment Event, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or its subsidiaries pursuant to the terms of any (A) indenture, mortgage, deed of trust, note agreement or loan agreement or (B) lease, contract or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which their respective property is subject, except in the case of clause (B) above for violations that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the performance of the Purchase Agreement or the Indenture or the issuance and sale of the Securities.